CONSULTING AGREEMENT

                                 by and between

                       INTELIDATA TECHNOLOGIES CORPORATION

                                       and

                                Robert J. Schock

                           Effective as of May 7, 1997

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                              CONSULTING AGREEMENT
                              --------------------

         CONSULTING AGREEMENT (this "Agreement"), by and between InteliData Technologies Corporation, a Delaware corporation (the "Company"), and Robert J. Schock (the "Consultant").

                              W I T N E S S E T H:

         The Company desires to engage the Consultant to render consulting services to it and the Consultant is willing to provide such consulting services to the Company, on the terms and conditions herein provided.

         In order to effect the foregoing, the parties hereto wish to enter into a consulting agreement on the terms and conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Engagement. The Company hereby agrees to engage the Consultant to provide consulting services to the Company pursuant to the terms and conditions of this Agreement and the Consultant hereby agrees to provide such services to the Company.

         2.       Term.

                  (a) The term of this Agreement shall commence on May 7, 1997 (the "Effective Date"). Simultaneously with the commencement of the term of this Agreement the Employment Agreement (the "Employment Agreement"), dated as of July 1, 1996, between the Company's predecessor, Colonial Data Technologies Corp. and the Consultant shall terminate. Unless sooner terminated pursuant to paragraph (b) of this Section 2, this Agreement shall remain in full force and effect for the period commencing on the Effective Date and ending on June 30, 2000 (the "Termination Date").

                  (b) This Agreement shall terminate prior to the Termination Date upon the occurrence of any of the following events:

                           (i)      if,  as a result  of the  Consultant's
incapacity due to physical or mental illness, the Consultant shall have been unable to perform his duties hereunder for the entire period of six (6) consecutive months (herein defined as "Disability") and the Company shall have given written notice to the Consultant of the termination of this Agreement for Disability;

                           (ii)     the death of Consultant;

                           (iii)    upon  written  notice  of termination by the
non-defaulting party following the material breach of this Agreement by the other party and the failure to cure such
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breach  within  thirty  days after  notice  from the  non-defaulting  party specifying the nature of the breach; or

                           (iv)     the written agreement of  the  Company  and
Consultant  to  terminate  this Agreement.

                  (c) Upon the  termination of this  Agreement  pursuant to this
Section 2, neither the Company nor the Consultant shall have any liability or obligation to the other hereunder, except for (i) the obligation of the Company to pay the Consultant any due and payable consulting fee pursuant to Section 6 for his consulting services rendered to the Company prior to the termination of this Agreement, (ii) the obligation of the Company to reimburse expenses incurred by the Consultant pursuant to Section 7 and (iii) the restrictive covenant obligations of the Consultant pursuant to Section 8, all of which shall survive such termination.

         3. Consulting Services. The Consultant shall provide such consulting services to the Company as may be reasonably requested by it during regular business hours at the Company's offices in New Milford, Connecticut or such other location as the parties may agree, including, without limitation, the following:

                           (i)      assistance with litigation relating to  the
Company's consumer telecommunications equipment business;

                           (ii)     services relating to Worldwide Telecom
Partners, Inc.;

                           (iii)    services relating to business  relationships
with telephone operating companies; and

                           (iv)     consumer telecommunications product
management.

         4. Nature of Relationship. The Consultant shall perform his consulting services hereunder in the capacity of an independent contractor and not as an employee or agent of the Company. Any provision to the contrary in this Agreement notwithstanding, the Consultant shall have no power or authority to execute or otherwise enter into any agreement on behalf of, or in any way to bind, the Company. The Company shall pay no amounts on account of the Consultant for purposes of Social Security, unemployment insurance or federal or state withholding taxes.

         5. Benefits. During the term of this Agreement, the Company shall provide Consultant with continued participation (or equivalent benefits if such participation is not permitted) in the Company's disability and health insurance plans (including dependent coverage) and shall continue the life insurance provided to the Consultant as of the Effective Date. The Company shall not provide any other contributions or benefits for the Consultant which might be expected in the context of an employer-employee relationship.

         6. Compensation. The Company shall pay the Consultant an initial fee of $750,000 upon the execution of this Agreement and an annual fee equal to Twenty-Five Thousand Dollars
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($25,000) which annual fee shall be payable in equal monthly installments on the first business day of each month during the term of this Agreement.

         7. Expenses. During the term of this Agreement, the Company shall reimburse Consultant for all expenses incurred in performing the consulting services to be provided hereunder including expenses relating to or for travel, telephone, mail and similar items. The Company shall reimburse the Consultant for expenses within thirty (30) days following the Company's receipt from the Consultant of reasonable supporting documentation of such expenses.

         8.       Restrictive Covenants.

                  (a) Reasonable Covenants. It is expressly understood by and between the Company and the Consultant that the covenants contained in this
Section 8 are an essential element of this Agreement and that but for the agreement by the Consultant to comply with these covenants and thereby not to diminish the value of the organization and goodwill of the Company or any subsidiary of the Company, including relations with their employees, clients, customers and accounts, the Company would not enter into this Agreement.

                  (b) Noncompetition. During the term of this Agreement and for two (2) years after the Termination Date, the Consultant shall not: (i) actively engage, anywhere within the geographical areas in which the Company, and/or any of its subsidiaries have conducted their business operations or provided services as of the date hereof or at any time prior to the Termination Date, directly or indirectly, in any business conducted by the Company or any of its subsidiaries; (ii) divert to any competitor of the Company or any of its subsidiaries, any customer of the Company or any of its subsidiaries; or (iii) solicit or encourage any officer, employee or consultant of the Company or any of its subsidiaries to leave the employ of or the engagement by the Company or any of its subsidiaries for employment or engagement by or with any competitor of the Company or any of its subsidiaries.

                           If, at any time, the  provisions of this Section 8(b)
shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 8(b) shall be considered severable and shall become and shall be immediately amended solely with respect to such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter and the Consultant agrees that this Section 8(b) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. Except as provided in this Section 8 and in Section 3, nothing in this Agreement shall prevent or restrict the Consultant from engaging in any business or industry in any capacity.

                  (c) Nondisclosure of Confidential Information. The Consultant shall keep confidential any information regarding this Agreement, or any other information regarding the Company or its subsidiaries which is not available to the general public, and/or not generally known outside the Company, to which he has or shall have had access at any time during the course of his engagement with the Company. Notwithstanding the foregoing provisions of this

Section 8, the Consultant may discuss this Agreement with the members of his immediate family and with his personal legal and tax advisors.

                  (d) Public Support and Assistance. The Consultant agrees that during the term of this Agreement and following any termination of his consulting engagement with the Company hereunder, he shall endorse strategies of the Company and/or its subsidiaries, and shall not disclose or cause to be disclosed any negative, adverse or derogatory comments or information of a substantial nature about the Company or its management, or about any product or service provided by the Company, or about the Company's prospects for the future (including any such comments or information with respect to subsidiaries of the Company). The Company and/or any of its subsidiaries may seek the assistance, cooperation or testimony of the Consultant following any such termination in connection with any investigation, litigation or proceeding arising out of matters within the knowledge of the Consultant and related to his position as a consultant to the Company, and in any such instance, the Consultant shall provide such assistance, cooperation or testimony and the Company shall pay the Consultant's reasonable costs and expenses in connection therewith.

                  (e) Specific Performance. Without intending to limit the remedies available to the Company, the Consultant agrees that damages at law would be an insufficient remedy to the Company in the event that the Consultant violates any of the provisions of this Section 8, and that the Company may apply for and, upon the requisite showing, have injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of or otherwise to specifically enforce any of the covenants contained in this Section 8.

         9. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Consultant:

                           14 Poggy Bay Lane
                           Mystic, Connecticut  06355

                  If to the Company:

                           InteliData Technologies Corporation
                           13100 Worldgate Drive
                           Suite 600
                           Herndon, VA  20170
                           Attention:  President

or to such other address as any party may have furnished to the other in writing in accordance herewith except that notices of change of address shall be effective only upon receipt.

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         10. Severability.  If any provision of this Agreement (or part thereof)
shall be held to be invalid or unenforceable under applicable law, the invalidity or unenforceability thereof shall not affect the validity or enforceability of the remaining provisions hereof and each such other provision (or the remainder of such provision) shall, to the full extent consistent with applicable law, continue in full force and effect.

         11. Books and Records. The Consultant hereby agrees that all books and records relating in any manner to the business of the Company, and all other files, books and records and other materials owned by the Company or used by it in connection with the conduct of its business, whether prepared by the Consultant or otherwise coming into the Consultant's possession, shall be the exclusive property of the Company regardless of which party prepared the original material, books or records. All such books, records and other materials shall be returned immediately to the Company upon the termination of the Consultant's services hereunder.

         12. Non-Assignability. Neither the Consultant nor the Company shall have any right to assign this Agreement or any of his or its rights or obligations hereunder without the prior written consent of the other party, except that (i) this Agreement shall inure to the benefit of and be binding automatically on any successors and assigns of all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) and (ii) the Consultant's right to receive payments or benefits hereunder may be transferred by will or the laws of descent and distribution.

         13. Arbitration. All controversies, claims or disputes arising out of or relating to this Agreement, shall be settled by arbitration under the rules of the American Arbitration Association then in effect in the State of Connecticut, as the sole and exclusive remedy of either party, and judgment upon such award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.

         14. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of Connecticut without regard to its conflicts of law principles.

         15. Amendments. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Consultant and such officer of the Company as may be specifically designated for such purpose by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

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         16.  Counterparts.  This  Agreement  may be  executed  in  one or  more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         17. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date set forth in Section 2(a) hereof.

ATTEST:                              INTELIDATA TECHNOLOGIES CORPORATION



                                        /s/ John C. Backus, Jr.
------------------------------       By ----------------------------------------
                                     Name:  John C. Backus, Jr.
                                     Title: President & Chief Operating Officer


ATTEST:                              CONSULTANT




                                     /s/ Robert J. Schock
------------------------------       ----------------------------------------
                                     Robert J. Schock